UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 17, 2008

FUTUREFUEL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-52577	20-3340900
(Commission File Number)	(IRS Employer Identification No.)
8235 Forsyth Blvd., Suite 400
St. Louis, Missouri  63105
(Address of Principal Executive Offices)

(314) 854-8520
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Donald C. Bedell was elected to serve as a non-executive director of FutureFuel Corp. with effect from March 17, 2008, and will serve until the next annual meeting of the shareholders of FutureFuel Corp. in 2008.  Mr. Bedell currently is not a member of any of the committees of the board of directors.

Mr. Bedell, age 66, is chairman of the board of privately held Health Facilities Management Corp., Inc. and its affiliates, based in Sikeston, Missouri, which operate over 30 skilled nursing and health care facilities throughout Missouri and Arkansas.  Mr. Bedell is a director of several privately held commercial banks, including First Midwest Bank of Dexter, Missouri and First Community Bank of Batesville, Arkansas.  He also serves as a director of World Point Terminals Inc., a Toronto Stock Exchange listed company, serving as chairman of World Point’s Corporate Governance and Human Resources Committees.  FutureFuel Corp.’s chairman, Paul A. Novelly, is the chairman of the board of World Point Terminals Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTUREFUEL CORP.

By: /s/ Douglas D. Hommert
      Douglas D. Hommert, Executive Vice President, Secretary and Treasurer

Date:  March 18, 2008

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